As filed with the Securities and Exchange Commission on January 26, 2006
No. 333-130902

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SeaBright Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6331	56-2393241
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2101 4th Avenue, Suite 1600
Seattle, WA 98121
(206) 269-8500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
John G. Pasqualetto
Chairman, President and Chief Executive Officer
SeaBright Insurance Holdings, Inc.
2101 4th Avenue, Suite 1600
Seattle, WA 98121
(206) 269-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James S. Rowe, Esq. Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 (312) 861-2000	J. Brett Pritchard, Esq. Lord, Bissell & Brook LLP 115 South LaSalle Street Chicago, Illinois 60603 (312) 443-0700
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
      This Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-130902) is being filed solely for the purpose of filing Exhibit 1.1 thereto, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
      Set forth below is an estimate (except in the case of the Securities and Exchange Commission registration fee and NASD filing fee) of the amount of fees and expenses to be paid by SeaBright in connection in connection with the issuance and distribution of the common stock registered hereby.

Securities and Exchange Commission registration fee	$13,072
NASD filing fee	12,717
Blue Sky fees and expenses (including attorneys’ fees and expenses)	10,000
Printing expenses	175,000
Accounting fees and expenses	200,000
Transfer agent’s fees and expenses	10,000
Legal fees and expenses	250,000
Miscellaneous fees and expenses	179,211

Total	$850,000

Item 14.	Indemnification of Directors and Officers.
      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not excluding other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated certificate of incorporation and bylaws provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.
      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitations of liability.
      The Registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to payments which may be made by the Registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15.	Recent Sales of Unregistered Securities.
      During the last three years, SeaBright has issued the following securities without registration under the Securities Act of 1933:

(1) In September 2003, SeaBright issued an aggregate of 456,750 shares of convertible preferred stock for an aggregate purchase price of $45,675,000 in transactions exempt from registration under Regulation D under the Securities Act of 1933 to entities affiliated with Summit Partners, Randolph Street Partners V, John G. Pasqualetto, Richard J. Gergasko, Joseph S. De Vita, Richard W. Seelinger and Jeffrey C. Wanamaker.

(2) In June 2004, SeaBright issued an aggregate of 51,615.25 shares of convertible preferred stock for an aggregate purchase price of $5,161,525 in transactions exempt from registration under Regulation D and Rule 701 under the Securities Act of 1933 to entities affiliated with Summit Partners, John G. Pasqualetto, Richard J. Gergasko, Joseph S. De Vita, Jeffrey C. Wanamaker, Chris A. Engstrom and James L. Borland III.

Item 16.	Exhibits and Financial Statement Schedules.
      (a) Exhibits
      Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

(b)	Financial Statement Schedules
                    Seabright Insurance Holdings, Inc. and Subsidiaries
                         Schedule II—Condensed Financial Information of Registrant
                         Schedule IV—Reinsurance
                         Schedule VI—Supplemental Information Concerning Insurance Operations
                    Predecessor
                         Schedule IV—Reinsurance
                         Schedule VI—Supplemental Information Concerning Insurance Operations

Item 17.	Undertakings.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Seattle, State of Washington, on January 26, 2006.

SEABRIGHT INSURANCE
HOLDINGS, INC.

By:	/s/ John G. Pasqualetto

Name: John G. Pasqualetto

Title:	Chairman, President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on January 26, 2006.

Signature		Title

/s/ John G. Pasqualetto John G. Pasqualetto		Chairman, President and Chief Executive Officer (Principal Executive Officer)

* Joseph S. De Vita		Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)

* M. Philip Romney		Vice President — Finance, Principal Accounting Officer and Assistant Secretary

* Peter Y. Chung		Director

* J. Scott Carter		Director

* William M. Feldman		Director

* Mural R. Josephson		Director

* George M. Morvis		Director

*By:	/s/ John G. Pasqualetto John G. Pasqualetto Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Certificate of Incorporation of SeaBright Insurance Holdings, Inc. (incorporated by reference to the Company’s Form S-8 Registration Statement (File No. 333-123319), filed March 15, 2005)

3.2	Amended and Restated By-laws of SeaBright Insurance Holdings, Inc. (incorporated by reference to the Company’s Form S-8 Registration Statement (File No. 333-123319), filed March 15, 2005)

4.1	Specimen Common Stock Certificate (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed November 22, 2004)

4.2	Indenture dated as of May 26, 2004 by and between SeaBright Insurance Company and Wilmington Trust Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

5.1	Opinion of Kirkland & Ellis LLP**

10.1	Employment Agreement, dated as of September 30, 2003, by and between SeaBright Insurance Company and John G. Pasqualetto (incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed November 1, 2004)

10.2	Employment Agreement, dated as of September 30, 2003, by and between SeaBright Insurance Company and Richard J. Gergasko (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.3	Employment Agreement, dated as of September 30, 2003, by and between SeaBright Insurance Company and Joseph S. De Vita (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.4	Employment Agreement, dated as of September 30, 2003, by and between SeaBright Insurance Company and Richard W. Seelinger (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.5	Employment Agreement, dated as of September 30, 2003, by and between SeaBright Insurance Company and Jeffrey C. Wanamaker (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.6	Employment Agreement, dated as of March 31, 2005, by and between SeaBright Insurance Company and Debra Drue Wax (incorporated by reference to the Company’s Current Report on Form 8-K, filed April 5, 2005)

10.7	Amended and Restated 2003 Stock Option Plan (incorporated by reference to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed December 8, 2004)

10.8	2005 Long-Term Equity Incentive Plan (incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed January 3, 2005)

10.9	Purchase Agreement, dated as of July 14, 2003, by and among Insurance Holdings, Inc., Kemper Employers Group, Inc., Lumbermens Mutual Casualty Company and Pacific Eagle Insurance Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.10	Amendment Letter to Purchase Agreement, dated as of July 30, 2003, by and among Insurance Holdings, Inc., Kemper Employers Group, Inc., Lumbermens Mutual Casualty Company, Eagle Pacific Insurance Company and Pacific Eagle Insurance Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

Exhibit
Number	Description

10.11	Amendment Letter to Purchase Agreement, dated as of September 15, 2003, by and among SeaBright Insurance Holdings, Inc., Kemper Employers Group, Inc., Lumbermens Mutual Casualty Company, Eagle Pacific Insurance Company and Pacific Eagle Insurance Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.12	Escrow Agreement, dated as of September 30, 2003, by and among Wells Fargo Bank Minnesota, National Association, SeaBright Insurance Holdings, Inc. and Kemper Employers Group, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.13	Adverse Development Excess of Loss Reinsurance Agreement, dated as of September 30, 2004, between Lumbermens Mutual Casualty Company and Kemper Employers Insurance Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.14	Amended and Restated Reinsurance Trust Agreement dated as of February 29, 2004 by and among Lumbermens Mutual Casualty Company and SeaBright Insurance Company (incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed November 1, 2004)

10.15	Commutation Agreement, dated as of September 30, 2003, by and between Kemper Employers Insurance Company and Lumbermens Mutual Casualty Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.16	Administrative Services Agreement dated as of September 30, 2003 by and among Kemper Employers Insurance Company, Eagle Pacific Insurance Company and Pacific Eagle Insurance Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.17	Administrative Services Agreement dated as of September 30, 2003 by and among Kemper Employers Insurance Company and Lumbermens Mutual Casualty Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.18	Claims Administration Services Agreement dated as of September 30, 2003 by and among Kemper Employers Insurance Company, Eagle Pacific Insurance Company and Pacific Eagle Insurance Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.19	Side Letter dated as of September 29, 2003 by and among SeaBright Insurance Holdings, Inc., Kemper Employers Group, Inc., Lumbermens Mutual Casualty Company, Eagle Pacific Insurance Company and Pacific Eagle Insurance Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.20	Amendment to Employment Agreement by and between SeaBright Insurance Company and John G. Pasqualetto (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed November 22, 2004)

10.21	Stock Purchase Agreement dated as of September 30, 2003 by and among SeaBright Insurance Holdings, Inc. and the persons listed on the schedule of purchases thereto (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.22	Registration Agreement dated as of September 30, 2003, by and among SeaBright Insurance Holdings, Inc. and the persons identified on the schedule of investors attached thereto (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.23	Executive Stock Agreement dated as of September 30, 2003, by and between SeaBright Insurance Holdings, Inc. and John Pasqualetto (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

Exhibit
Number	Description

10.24	Executive Stock Agreement dated as of September 30, 2003, by and between SeaBright Insurance Holdings, Inc. and Richard J. Gergasko (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.25	Executive Stock Agreement dated as of September 30, 2003, by and between SeaBright Insurance Holdings, Inc. and Joseph De Vita (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.26	Executive Stock Agreement dated as of September 30, 2003, by and between SeaBright Insurance Holdings, Inc. and Richard Seelinger (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.27	Executive Stock Agreement dated as of September 30, 2003, by and between SeaBright Insurance Holdings, Inc. and Jeffrey C. Wanamaker (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.28	Executive Stock Agreement dated as of June 30, 2004 by and between SeaBright Insurance Holdings, Inc. and Chris Engstrom (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.29	Executive Stock Agreement dated as of June 30, 2004 by and between SeaBright Insurance Holdings, Inc. and James Louden Borland III (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.30	Stock Purchase Agreement dated as of June 30, 2004 by and between SeaBright Insurance Holdings, Inc. and each of the purchasers named therein (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.31	Form of Incentive Stock Option Agreement (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

10.32	Tax and Expense Sharing Agreement dated as of March 12, 2004 by and among SeaBright Insurance Holdings, Inc., SeaBright Insurance Company and PointSure Insurance Services, Inc. (incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed November 1, 2004)

10.33	Workers’ Compensation and Employers’ Liability $500,000 Excess $500,000 Excess of Loss Reinsurance Contract effective as of October 1, 2005 by and between SeaBright Insurance Company and the Reinsurers identified therein**

10.34	Workers’ Compensation and Employers’ Liability $4,000,000 Excess of $1,000,000 Per Occurrence Excess of Loss Reinsurance Contract effective as of October 1, 2005 by and between SeaBright Insurance Company and the Reinsurers identified therein**

10.35	Workers’ Compensation and Employers’ Liability $5,000,000 Excess $5,000,000 Per Occurrence Excess of Loss Reinsurance Contract effective as of October 1, 2005 by and between SeaBright Insurance Company and the Reinsurers identified therein**

10.36	Workers’ Compensation and Employers’ Liability $40,000,000 Excess of $10,000,000 Per Occurrence Excess of Loss Reinsurance Contract effective as of October 1, 2005 by and between SeaBright Insurance Company and the Reinsurers identified therein**

10.37	Agency Services Agreement effective as of October 1, 2003 by and between SeaBright Insurance Company and PointSure Insurance Services, Inc. (incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed November 1, 2004)

10.38	Floating Rate Surplus Note dated May 26, 2004 from SeaBright Insurance Company to Wilmington Trust Company, as trustee, for $12,000,000 (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

Exhibit
Number	Description

10.39	Side Letter dated as of September 28, 2004 by and among SeaBright Insurance Holdings, Inc., SeaBright Insurance Company and Lumbermens Mutual Casualty Company (incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed November 1, 2004)

10.40	Form of Stock Option Award Agreement for awards granted under 2005 Long-Term Equity Incentive Plan (incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed January 3, 2005)

10.41	Form of restricted stock grant agreement for grants under the 2005 Long-Term Equity Incentive Plan (incorporated by reference to the Company’s Annual Report on Form 10-K, filed March 28, 2005)

10.42	SeaBright Insurance Holdings, Inc. Bonus Plan 2005 (incorporated by reference to the Company’s Current Report on Form 8-K, filed November 3, 2005)

21.1	Subsidiaries of the registrant (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-119111), filed September 17, 2004)

23.1	Consent of KPMG LLP**

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (included in signature page)**

*	Filed herewith.

**	Previously filed.